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Exhibit 99.3

        LETTER TO REGISTERED HOLDERS

OFFER TO EXCHANGE ALL OUTSTANDING
$400,000,000 2.75% SENIOR NOTES DUE 2017
CUSIP Nos. 00772BAA9 AND G01080AA1
$1,100,000,000 3.75% SENIOR NOTES DUE 2019
CUSIP Nos. 00772BAC5 AND G01080AB9
$1,100,000,000 4.50% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAE1 AND G01080AC7
$800,000,000 5.00% SENIOR NOTES DUE 2021
CUSIP Nos. 00772BAK7 AND G01080AE3

OF

AERCAP IRELAND CAPITAL LIMITED
AERCAP GLOBAL AVIATION TRUST

        THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON                         , 2015 (THE "EXPIRATION DATE") UNLESS THE EXCHANGE OFFER IS EXTENDED, IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED. TENDERS OF UNREGISTERED NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

To Registered Holders:

        We are enclosing herewith the material listed below relating to the offer (the "Exchange Offer") by AerCap Ireland Capital Limited (the "Irish Issuer") and AerCap Global Aviation Trust (the "U.S. Issuer" and, together with the Irish Issuer, the "Issuers"), each a wholly owned subsidiary of AerCap Holdings N.V. (the "Parent Guarantor"), to exchange (1) up to $400,000,000 aggregate principal amount of new 2.75% Senior Notes due 2017 (the "2.75% Exchange Notes"), which are registered under the Securities Act of 1933, as amended (the "Securities Act"), for any of their unregistered outstanding 2.75% Senior Notes due 2017 (the "Unregistered 2.75% Notes"); (2) up to $1,100,000,000 aggregate principal amount of new 3.75% Senior Notes due 2019 (the "3.75% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 3.75% Senior Notes due 2019 (the "Unregistered 3.75% Notes"); (3) up to $1,100,000,000 aggregate principal amount of new 4.50% Senior Notes due 2021 (the "4.50% Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 4.50% Senior Notes due 2021 (the "Unregistered 4.50% Notes"); and (4) up to $800,000,000 aggregate principal amount of new 5.00% Senior Notes due 2021 (the "5.00% Exchange Notes" and, together with the 2.75% Exchange Notes, the 3.75% Exchange Notes and the 4.50% Exchange Notes, the "Exchange Notes"), which are registered under the Securities Act, for any of their unregistered outstanding 5.00% Senior Notes due 2021 (the "Unregistered 5.00% Notes" and, together with the Unregistered 2.75% Notes, the Unregistered 3.75% Notes and the Unregistered 4.50% Notes, the "Unregistered Notes"), upon the terms and subject to the conditions set forth in the Issuers' Prospectus dated                        , 2015 (the "Prospectus") and the related Letter of Transmittal.

        Enclosed herewith are copies of the following documents:

  1.
  Prospectus dated                        , 2015;

  2.
  Letter of Transmittal (which, together with the Prospectus, constitutes the "Exchange Offer");

  3.
  Notice of Guaranteed Delivery;

  4.
  Instruction to Registered Holder from Beneficial Owner;

  5.
  Letter to Clients, which may be sent to your clients for whose account you hold Unregistered Notes in your name or in the name of your nominee, to accompany the Instruction to Registered Holder from Beneficial Owner form referred to above, for obtaining such client's instruction with regard to the Exchange Offer; and

  6.
  Letter to Depository Trust Company Participants for Offer for All Unregistered Notes for the Exchange Notes.

        We urge you to contact your clients promptly. Please note that the Exchange Offer will expire at midnight, New York City time, at the end of the day on                        , 2015, unless extended by the Issuers.

        The Exchange Offer is not conditioned upon any minimum number of Unregistered Notes being tendered.

        Pursuant to the Letter of Transmittal, each holder of Unregistered Notes (a "Holder") will represent to the Issuers that (i) the Holder is not an "affiliate" of the Issuers, as defined in Rule 405 of the Securities Act, or if the Holder is such an "affiliate," the Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (ii) the Holder is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (iii) the Holder is acquiring the Exchange Notes in the ordinary course of business, (iv) if the Holder is a broker-dealer that holds Unregistered Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Unregistered Notes acquired directly from the Issuers or any of their affiliates), the Holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received in the Exchange Offer, (v) if the Holder is a broker-dealer, that the Holder did not purchase the Exchange Notes to be exchanged in the Exchange Offer from the Issuers or any of their affiliates, and (vi) the Holder is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (v).

        The enclosed Instruction to Registered Holder from Beneficial Owner contains an authorization by the beneficial owner of Unregistered Notes held by you to make the foregoing representations and warranties on behalf of such beneficial owner.

        The Issuers will not pay any fee or commission to any broker or dealer or to any other persons (other than the exchange agent for the Exchange Offer) in connection with the solicitation of tenders of Unregistered Notes pursuant to the Exchange Offer. The Issuers will pay or cause to be paid all transfer taxes, if any, applicable to the transfer and exchange of Unregistered Notes pursuant to the Exchange Offer, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

        Any inquiries you may have relating to the Exchange Offer and additional copies of the enclosed materials may be obtained from the Exchange Agent at:

By Registered and Certified Mail Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management— 5th Floor	By Overnight Carrier or Regular Mail Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management— 5th Floor	By Hand Delivery Wilmington Trust, National Association Rodney Square North 1100 North Market Street Wilmington, DE 19890-1626 Attn: Workflow Management— 5th Floor

Or by Facsimile Transmission (for eligible institutions only):
(302) 636-4139
Attn: Workflow Management—5th Floor

Or by Telephone:
(302) 636-6470

                          Very truly yours,

                          AERCAP IRELAND CAPITAL LIMITED
                          AERCAP GLOBAL AVIATION TRUST

        NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS, THE PARENT GUARANTOR OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED HEREIN.

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  Exhibit 99.3